UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2024 (February 20, 2024)

Gray Television, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 20, 2024, Gray Television, Inc. (the “Company”) announced that James C. Ryan, who has served as Chief Financial Officer (“CFO”) of Gray Television, Inc. (the “Company”) for approximately 25 years, informed the Company of his voluntary decision to transition into retirement after 2025. As part of the transition plan that Mr. Ryan and the Company developed, Mr. Ryan will continue to serve as Executive Vice President and Chief Financial Officer of the Company through June 30, 2024, at which time he will retire from that executive officer position. Mr. Ryan has agreed that he will continue as an employee of the Company through December 31, 2025 (the “Retirement Date”) in the role of Senior Advisor and work closely with his successor and the Company’s entire executive team to assist with a seamless transition of his duties.

(c) On February 20, 2024, the Company also announced that Jeff Gignac, who currently serves as a Managing Director and Head of Media & Telecom Investment Banking at Wells Fargo Securities (including its predecessors, “Wells Fargo”), will join the Company to succeed Mr. Ryan as Chief Financial Officer. Mr. Gignac will join the Company, initially as Executive Vice President, Finance, on April 1, 2024, and will succeed Mr. Ryan as Executive Vice President and Chief Financial Officer on July 1, 2024. Mr. Gignac, age 48, joined Wells Fargo in September 2004, where he has served in a variety of roles in leveraged finance and media investment banking, and was named a Managing Director in February 2014, and as Head of Media & Telecom Investment Banking in September 2022. From 2002 to 2004, Mr. Gignac served as Vice President at Ernst & Young Corporate Finance, focusing on restructuring advisory, mergers and acquisitions, and capital raising, and prior thereto was a Senior Accountant at Arthur Andersen. Mr. Gignac received a B.A. in Accounting from Michigan State University in 1997 and is a licensed CPA in the State of Georgia.

Mr. Gignac will receive an annual base salary of $850,000, and, in accordance with the terms of the Company’s annual compensation programs for its executive officers, will be eligible to receive: (i) a target annual cash incentive opportunity for fiscal year 2024 under the Company’s 2024 Short Term Incentive Plan equal to 100% of his annual base salary, and (ii) an annual equity award for fiscal year 2024 under the Gray Television, Inc. 2024 Annual Long Term Equity Award with a target grant date fair value equal to 225% of his annual base salary, pro rated from his start date, with (x) 50% of such award to be granted in restricted shares of the Company’s common stock which vest ratably over a three-year period and (y) 50% of such award granted in performance based shares of the Company’s common stock which can be earned in a range of 0% to 200% of the initial shares awarded, at the end of the three-year period commencing when he joins the Company, determined by the average percent of target payout earned based on Company performance under the annual non-equity incentive program in 2024, 2025 and 2026. In addition, on the date he commences employment with the Company, Mr. Gignac will receive (i) a sign-on bonus of $250,000 in cash, one-half of which is payable on his start date and one-half on the six month anniversary thereof, and (ii) a make-whole award intended to compensate Mr. Gignac for his forfeiture of equity awards issued by Wells Fargo representing previously-earned deferred compensation otherwise payable by Wells Fargo, which make-whole award will consist of (x) a cash payment of $750,000, payable in three annual installments, commencing on the first anniversary of his joining the Company and (y) an award granted in restricted shares of the Company’s common stock with a grant date fair value equal to $1,500,000, also vesting over a three-year period. Both the cash and the stock portion of the make-whole award will vest at the rate of 50% on the first anniversary of his start of employment, and 25% on each of the second and third anniversaries thereof. The number of shares issuable will be based upon the average closing price of the Company’s common stock over the 30 trading days prior to the date he joins the Company.

Mr. Gignac will also be eligible for the Company’s compensation and benefits programs that are offered to similarly situated employees and will be a participant in the Company’s Executive and Key Employee Change in Control Severance Plan (the “CIC Plan”), subject to such modifications to the timing of payments thereunder as the Company may determine necessary to comply with Section 409A of the Internal Revenue Code. The CIC Plan is described under the heading “Potential Payments upon Termination or Change in Control” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2023.

(e) During the period through June 30, 2024 while Mr. Ryan continues to serve as Chief Financial Officer, Mr. Ryan will continue to be entitled to his base salary, bonus and other benefits as determined by the Compensation Committee that are offered to similarly situated employees for 2024. Upon his retirement as Chief Financial Officer, the amounts that Mr. Ryan is eligible to receive under the Company’s 2024 Short Term Incentive Plan and the equity awards granted under the 2024 Long Term Incentive Plan will be prorated to reflect his retirement as an executive officer as of June 30, 2024, with the vesting schedule unchanged. Beginning July 1, 2024 through the Retirement Date, the period in which Mr. Ryan will no longer be CFO but will serve as Senior Advisor, Mr. Ryan will be entitled to a base salary of $1.5 million per annum. No bonus or new stock grants will be issued to Mr. Ryan after June 30, 2024, but all other benefits consistent with those offered to similarly situated employees will also be offered to Mr. Ryan.

Item 8.01.  Other Events.

On February 20, 2024, the Company issued a press release announcing Mr. Ryan’s retirement, the appointment of Mr. Gignac and the related transition plan.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

99.1 Press Release issued by Gray Television, Inc. – on February 20, 2024
104   Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

February 20, 2024	By:	/s/ James C. Ryan
		Name:	James C. Ryan
		Title:	Executive Vice President and Chief Financial Officer